UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2012

NT Mining Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-27715	94-3342064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 – 1641 Lonsdale Avenue North Vancouver, BC		V7M 2J5
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 604-249-5001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 3, 2012, NT Mining Corporation (the “Company”) filed its Quarterly Report on Form 10-Q and accompanying financial statements and footnotes prior to James Stafford Chartered Accountants (“James Stafford”), the Company’s independent registered public accounting firm, completing their review of the financial statements.  The unaudited interim financial statements and notes thereto for the quarterly period ended March 31, 2011 were not reviewed, as required by Rule 10-01(d) of Regulation S-X promulgated under the Securities Act of 1934, and accordingly should not be relied upon.

On July 25, 2012, the Board of Directors of the Company determined that its previously issued audited financial statements as of and for the year ended December 31, 2010 should not be relied upon due to a misstatement in these financial statements.  The misstatement relates to the disclosure of the Company’s note payable (the “Note Payable”).  The Note Payable was previously disclosed as a loan from an unrelated party.  The Company determined, after consultation with James Stafford, that a restatement is necessary to disclose the Note Payable as a related party transaction.  The misstatement corrected by the restatement is not expected to have a material impact on the Company’s financial results prepared in accordance with the accounting principles generally accepted in the United States.

On September 19, 2012, the Company filed both the amendment to the March 31, 2012 Form 10-Q and the amendment to the December 31, 2010 Form 10-K.

Item 8.01 Other Events.

On September 18, 2012, the Company issued a press release to provide update on its affairs.  For more information, reference is made to the Company’s press release dated September 18, 2012, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated September 18, 2012 - Corporate Update

Status of Bullmoose Settlement –

As disclosed in previous press releases (January 28, 2011) the company has settled certain litigation it had commenced to clarify and enforce its ownership of all the issued shares of Bullmoose Mines Ltd.

In summary form, the company agreed to renounce its interest in Bullmoose in exchange for payment of $75,000.00.

On the closing date (June 30, 2012) all parties but those liable to pay the $75,000.00 tendered signed settlement documents.

The company has since commenced an action to collect the $75,000.00 (the “Bullmoose Collection Action”) and takes the position that it still owns Bullmoose until that sum is paid.

Revocation of Cease Trade Order –

The British Columbia Securities Commission has granted the company’s application to revoke the cease trade Order dated August 18, 2009.

Depending on the outcome of the Bullmoose Collection Action, the company may resume development of that property or, if the action is successful, acquire other mineral properties that are suitable for acquisition and development.

Updated Filings –

The company has amended, restated and filed its December 31, 2010 Annual Report, filed its December 31, 2011 Amended Report and the March 31, 2012 and June 30, 2012 quarterly filings on SEDAR on September 13 and 14, 2012.

These filings:

-

more thoroughly disclose the effect of the cease trade Order (now revoked) on its affairs;

-

update the status of the Bullmoose settlement; and

-

more fully disclose certain related party transactions.

Erroneous Filings –

The December 31, 2010 Annual Report, prior to its recent amendment, contain material errors and should not be relied on.

In January 2012, the Company filed its March 31, 2011 Form 10-Q Quarterly Report (on January 4, 2012) its June 30, 2011 Form 10-Q Quarterly Report (on January 24, 2012) and its September 30, 2011 Form 10-Q Quarterly Report (on January 27, 2012).  These filings contain material errors and should not be relied on.

The company has also updated its corporate governance (NI 58-101) and audit committee (NT 52-110) filings as at December 31, 2011 (filed on SEDAR on September 13 and 14, 2012).

Safe Harbor Statement:  This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995 – forward-looking statements concerning plans, objectives, goals, strategies, future events of performance and underlying assumptions and other statements which are other than statements of historical facts.  These statements are subject to uncertainties and risks including, but not limited to, product and services demand and acceptance, changes  in technology and in economic, political and regulatory conditions and to all of the risks generally associated with a company at NT Mining Corp.’s stage of development.  All such forward looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by these cautionary statements.  In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

NT Mining Corporation

Tel:  604-249-5001

Fax:  604-303-7773

Email: info@ntminingcorp.com

http://www.ntminingcorp.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NT MINING CORPORATION

Dated: September 19, 2012	By: /s/ Carman Parente
Carman Parente
Chief Executive Officer & Director